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                                                                   EXHIBIT 99(a)

                         S T A T E  O F  M I C H I G A N

                  BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

In the matter of the Application of                  )
Consumers Energy Company for a                       )
Financing Order Approving the                        )          Case No. U-13715
Securitization of Certain of its                     )
Qualified Costs.                                     )


                         APPLICATION FOR FINANCING ORDER

         NOW COMES Consumers Energy Company ("Consumers Energy") and, pursuant to the Customer Choice and Electricity Reliability Act, MCL 460.10 et seq.; MSA
Section 22.13(10) et seq. ("CCERA"), the Michigan Administrative Procedures Act, MCL 24.201 et seq.; MSA 3.560(101) et seq., MCL 460.1 et seq., as amended, and other applicable law, hereby applies to the Michigan Public Service Commission (the "Commission") for a financing order approving the issuance of securitization bonds for the qualified costs set forth in this Application and the accompanying testimony and exhibits, stating as follows:

                              IDENTITY OF APPLICANT

         1. Consumers Energy is an electric utility company subject to the regulatory authority of the Commission. Consumers provides electric service in 62 of 68 counties in the Lower Peninsula of Michigan, serving more than 1.6 million customers in 1,109 incorporated cities, townships and villages, as set forth at Sheet Nos. A-17.00 et seq. of Consumers' Schedule of Rates Governing the Sale of Electric Service, M.P.S.C. No. 12-Electric, Consumers Energy Company.


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                        STATEMENT OF STATUTORY AUTHORITY

         2. CCERA was enacted by the Michigan Legislature and signed by the Governor in June of 2000 with immediate effect. A portion of CCERA (originally passed as 2000 PA 142 ("Act 142")) sets forth the legislative provisions governing electric utility securitization. See, MCL 460.10h through MCL 460.10o, MCL 460.10z; MSA Section 22.13(10h) through MSA Section 22.13(10o), MSA Section 22.13(10z). Act 142 provides that electric utilities may recover "qualified costs" if the Commission issues a "financing order" approving the issuance of securitization bonds. See, MCL 460.10i(1). Due to the availability of very favorable credit ratings from the rating agencies, these securities are designed to lower the cost of capital of the electric utility, and to otherwise enable electric rates to be at a lower level than they would be if conventional financing was employed by the electric utility to finance the costs being securitized.

         3.   Act 142 defines "qualified costs" as follows:

                           (g) "Qualified costs" means an electric utility's
                  regulatory assets as determined by the commission, adjusted by the applicable portion of related investment tax credits, plus any costs that the commission determines that the electric utility would be unlikely to collect in a competitive market, including but not limited to, retail open access implementation costs and the costs of a commission approved restructuring, buyout or buy-down of a power purchase contract, together with the costs of issuing, supporting, and servicing securitization bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of securitization bonds. Qualified costs include taxes related to the recovery of securitization charges. MCL 460.10h(g).



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         4. Section 10i(6) requires that the Commission conduct an "expedited contested case proceeding" to consider the application of an electric utility for a financing order, and that a determination be made no later than 90 days after the filing of the application.

                           REQUEST FOR FINANCING ORDER

Eligibility for Financing Order.


         5. Consumers is an "electric utility" as that term is defined and used in Act 142.

         6. Consumers has incurred "qualified costs" as that term is defined and used in Act 142 that are eligible for securitization under that act.

         7.   MCL 460.10i provides in part:

                           (1) Upon the application of an electric utility, if
                  the commission finds that the net present value of the revenues to be collected under the financing order is less than the amount that would be recovered over the remaining life of the qualified costs using conventional financing methods and that the financing order is consistent with the standards in subsection (2), the commission shall issue a financing order to allow the utility to recover qualified costs.

                           (2) In a financing order, the commission shall ensure
                  all of the following:

                           (a) That the proceeds of the securitization bonds are
                  used solely for the purposes of the refinancing or retirement of debt or equity.

                           (b) That securitization provides tangible and
                  quantifiable benefits to customers of the electric utility.

                           (c) That the expected structuring and expected
                  pricing of the securitization bonds will result in the lowest securitization charges consistent with market conditions and the terms of the financing order.

                           (d) That the amount securitized does not exceed the
                  net present value of the revenue requirement over the life of the proposed securitization bonds associated with the qualified costs sought to be securitized. Id.



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         8. As more fully explained in the accompanying testimony and exhibits which are incorporated herein and made a part hereof by reference, the securitization proposal set forth in this Application meets all of the statutory requirements set forth in Act 142.

         9. Underlying the Company's decision to file this Application for securitization at this time is the need to refinance $ 777 million of debt in 2003 and $780 million in 2004. In addition, the Company needs to issue $295 million of new debt in 2003 and $365 million of new debt in 2004. This financing is required for the Company's operations and construction program and to enable it to contribute over $150 million in 2003 and over $200 million in 2004 to its pension fund. Given the Company's current financial condition, which includes significant cash needs in the years 2003 and 2004, securitization of qualified costs is the most cost effective way to meet the Company's cash needs. Securitization thus would provide a means for the Commission to assist the Company in meeting its 2003 and 2004 cash needs in the lowest cost manner possible while at the same time effectuating the intention of the Michigan Legislature in enacting Act 142.

Amount to Be Securitized and Related Transactions.

         10. As more fully explained in the accompanying testimony and exhibits, Consumers Energy seeks a financing order that will authorize the securitization of $1,084,087,000 of qualified costs.

         11. As part of its filing, Consumers Energy is seeking securitization of certain qualified costs related to the Palisades Nuclear Power Plant. Consumers Energy believes that it would be appropriate for the Commission to extend to these costs the conditions


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relative to a potential sale of the Palisades Nuclear Power Plant imposed in
MPSC Case No. U-12505 at pages 13-14.

         12. As part of its filing in this case, Consumers Energy is seeking securitization of retail open access implementation costs. The Commission has previously stated that Consumers Energy should file an application and supporting documentation that provides the Commission with a factual basis for reviewing the success of Consumers Energy's electric restructuring implementation efforts in order to seek a determination that assures recovery of implementation costs. Consumers Energy is doing so in this case. Further, as part of this filing, Consumers Energy is making its annual implementation cost review filing for recovery of implementation costs incurred for the period ending December 31, 2002, along with carrying costs until such costs are recovered from customers, and is seeking approval of budgeted implementation costs for 2003. Consumers Energy is requesting that the Commission, in this case, approve full, unconditional recovery of implementation costs, including carrying costs, in the amount of approximately $96.8 million and that the Commission approve recovery of these costs through securitization.

         13. Act 142 authorizes an electric utility to assign its rights in securitization property to another entity and provides certain benefits and protections. See, MCL 460.10h(a), 10j-o. As more fully explained in the accompanying testimony and exhibits, Consumers Energy will create one or more special purpose entities and transfer certain securitization property for the purpose of minimizing bankruptcy risks to potential securitization bondholders as much as possible and, thus, maximizing the ratings on the securitization bonds.



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         14. Within the context of approving the securitization transaction in the financing order, Consumers Energy specifically requests the Commission to approve the transactions involving Consumers Energy and the special purpose entities, as described in the accompanying testimony and exhibits, and make any financing order issued in this proceeding applicable to any transferee, successor or assignee of Consumers Energy in accordance with Act 142.

Initial Implementation and True-up of Securitization and Tax Charges.

         15. Consumers Energy also requests the Commission to approve the terms and conditions of the initial implementation of the securitization charges and tax charges to be collected from Consumers Energy's customers as well as a periodic true-up mechanism, all as described more fully in the accompanying testimony and exhibits, and all of which are designed to result in the highest rating (i.e., a "AAA" rating) for any securitization bonds issued as the result of the financing order requested herein. The mechanisms proposed for initial implementation and periodic true-up would be approved by the Commission in the financing order issued in this proceeding for inclusion in Consumers Energy's electric tariff and would thereafter operate without the need for further Commission order. These mechanisms are substantially the same as the mechanisms approved by the Commission in MPSC Case No U-12505 for Consumers Energy's first issuance of securitization bonds.


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Use of Proceeds.

         16. Consumers Energy will use proceeds from securitization for refinancing or retirement of debt as provided in Section 10i(2)(a).

Securitization Savings.

         17. As proposed by Consumers Energy, the issuance of securitization bonds described in this Application will not increase electric rates to any customer until January 1, 2006. That is, from the date of bond issuance to January 1, 2006, the securitization charges and tax charges shown on customer bills will be offset by a credit in an equal amount, thus resulting in a zero net impact on electric customers. Correspondingly, because the costs being securitized are not presently reflected in electric rates, the current savings associated with the issuance of securitization bonds will likewise not be reflected in electric rates until that time. As proposed by Consumers Energy, the securitization charges and tax charges approved in this filing will be applied incrementally to customer bills (i.e., without any offsets) commencing January 1, 2006. At that time, Consumers Energy anticipates that this incremental application of securitization charges and tax charges will be coordinated with a redesign of the rates for all jurisdictional electric rate classes, at which time the future savings associated with the issuance of securitization bonds will be reflected in rates in a manner determined by the Commission.

         18. Upon the issuance of a financing order by the Commission, Consumers Energy will take all other actions necessary to implement the financing order.



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                             TESTIMONY AND EXHIBITS

         19. The testimony and exhibits accompanying this Application, which are incorporated herein and made a part hereof by reference, describe more fully the qualified costs sought to be securitized and recovered and demonstrate the eligibility of these costs for securitization pursuant to Act 142.

         WHEREFORE, Consumers Energy respectfully requests this honorable Commission to take the following actions:

         A. Issue a financing order applicable to Consumers Energy, its transferees, successors and assignees, pursuant to CCERA and other applicable law, (a) declaring that the costs described in the testimony and exhibits submitted by Consumers Energy are qualified costs under CCERA, because the Commission determines that these costs are regulatory assets, or, in the alternative with respect to the qualified costs related to the Palisades Nuclear Power Plant and the qualified costs related to retail open access, that Consumers Energy would be unlikely to collect in a competitive market and (b) authorizing issuance of securitization bonds for the qualified costs being securitized on terms and conditions substantially similar to the terms and conditions set forth in the testimony and exhibits accompanying this Application. Such order shall reserve to Consumers Energy the sole discretion as to whether and when to proceed with a securitization transaction.

         B. Authorize Consumers Energy in the financing order to impose a nonbypassable securitization charge payable to the bond trustee pursuant to CCERA as a separate item on customer bills, rendered on and after the issuance of securitization bonds, sufficient to pay the financing charges, principal and interest and other costs


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associated with the issuance, service and/or support of the securitization bonds as described in the accompanying testimony and exhibits.

         C. Authorize Consumers Energy to impose at the same time a nonbypassable tax charge sufficient for Consumers Energy to pay taxes due on securitization charge revenues, as more fully explained in the accompanying testimony and exhibits.

         D. Authorize Consumers Energy to include necessary language in its tariffs to accomplish the imposition of the above-referenced nonbypassable securitization and tax charges and initially implement and periodically true-up the charges described above, all as proposed and more fully explained in the accompanying testimony and exhibits.

         E. Authorize Consumers Energy to employ appropriate methodology to account for the transactions contemplated by the financing order, including granting any additional accounting authority, appropriate ratemaking treatment and regulatory asset treatment, as proposed and more fully explained in the accompanying testimony and exhibits.

         F. Grant to Consumers Energy, pursuant to MCL 460.l0i(9), the authority to refund and retire any or all of the securitization bonds that are issued in this proceeding upon demonstration of an ability to refinance under applicable bond covenants and that securitization charges to service new securitization bonds, including transaction costs, would be less than the future securitization charges required to service the securitization bonds being refunded.

         G. Authorize Consumers Energy to create one or more special purpose entities to which it could transfer securitized property and approve transfers of the securitization



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property under the financing order issued in this proceeding and rights thereunder to any transferee, successor or assignee of Consumers Energy in accordance with CCERA.

         H. Grant such other and further relief as may be lawful and appropriate.

                                            Respectfully submitted,

                                            CONSUMERS ENERGY COMPANY

                                 By:        /s/ Glenn P. Barba
                                            ------------------------------------
                                            Glenn P. Barba
                                            Vice President, Controller and
                                            Chief Accounting Officer

Dated:  March 4, 2003


David A. Mikelonis (P-17709)
Jon R. Robinson (P-27953)
John C. Shea (P-36854)
212 West Michigan Avenue
Jackson, Michigan 49201
Attorneys for Consumers Energy Company

Tel: (517) 788-2112

Email to: jcshea@cmsenergy.com



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                          S T A T E  O F  M I C H I G A N

                  BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

In the matter of the Application of                  )
Consumers Energy Company for a                       )
Financing Order Approving the                        )          Case No. U-13715
Securitization of Certain of its                     )
Qualified Costs.                                     )



                                  VERIFICATION

STATE OF MICHIGAN          )
                           )SS
COUNTY OF JACKSON          )

         GLENN P. BARBA, being first duly sworn, deposes and says that he is the Vice President, Controller and Chief Accounting Officer for Consumers Energy Company, that he has executed the foregoing Application for and on behalf of Consumers Energy Company; that he has read the foregoing Application and is familiar with the contents thereof; that the facts contained therein are true and correct to the best of his information knowledge and belief; and that he is duly authorized to execute and file such Application on behalf of Consumers Energy Company.

                                         /s/     Glenn P. Barba
                                         -------------------------------------
                                                 Glenn P. Barba

                  Subscribed and sworn to before me this 4th day of March, 2003.


                                         /s/ Sammie B. Dalton
                                         -------------------------------------
                                         Sammie B. Dalton

                                         Notary Public, Jackson County, Michigan
                                         My Commission expires:  01/04/04



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